Exhibit 99.1

News Release

Nextel Partners, Inc.
4500 Carillon Point
Kirkland, WA 98033
(425) 576-3600

Contacts:
Investors: Alice Kang Ryder (425) 576-3696
Media: Susan Johnston (425) 576-3617

Nextel Partners Reports Record Results in First Quarter 2005

- Net Income of $56.5 Million or $0.19 per Diluted Share -
- Company-Best Net Subscriber Additions of 99,400 -
- $122.5 Million Adjusted EBITDA -
- Free Cash Flow Increases to $41.9 Million -
- Net Cash from Operating Activities of $117.2 Million -
- 32% Year-Over-Year Growth in Service Revenues to $378.9 Million -
- Raises Guidance -

KIRKLAND, Wash. – April 28, 2005 - Nextel Partners, Inc. (NASDAQ: NXTP) today reported record financial and operating results for the first quarter of 2005, including net income attributable to stockholders of $56.5 million, a fifteen-fold increase over the $3.5 million earned in the previous year’s first quarter. Basic and diluted net income per share attributable to common stockholders for the period rose to new levels at $0.21 and $0.19, respectively. Adjusted EBITDA increased to $122.5 million in the first quarter of 2005, representing a service revenue margin of 32% and a 68% increase over first quarter 2004 Adjusted EBITDA of $72.9 million. Partners generated $41.9 million of free cash flow during the first quarter of 2005, representing a 194% increase over $14.3 million of free cash flow generated in the first quarter of 2004. Net cash provided by operating activities was $117.2 million in the first quarter of 2005, more than triple the $37.8 million provided by operating activities in the previous year’s first quarter.

Service revenues during the period grew 32% over the prior year’s first quarter to $378.9 million. For the third consecutive quarter, Nextel Partners established a new company record in quarterly net additions by adding 99,400 subscribers during the first quarter to end the period with 1,701,800 digital subscribers, representing 29% subscriber growth since the previous year’s first quarter.

”We’re off to a terrific start in 2005. Once again, Nextel Partners achieved record net adds while also maintaining industry-leading subscriber metrics,” said John Chapple, Partners’ Chairman, CEO and President. “We believe that there remains significant opportunity for growth in the markets we serve and we continue to be focused on leveraging our differentiated product and operational expertise to help realize our full potential.”

Average monthly revenue per subscriber unit (ARPU) was among the highest in the wireless industry in the first quarter of 2005 at $67, matching ARPU from both the previous quarter and the previous year’s first quarter. Inclusive of roaming revenues, ARPU was approximately $76 for the period. Average monthly churn rate was 1.4% in the first quarter and remained among the lowest in the industry. Lifetime revenue per subscriber (LRS) was $4,786 in the first quarter.

First quarter 2005 net capital expenditures, excluding capitalized interest, were $56.6 million. During the period, Partners added 62 cell sites to its network, bringing the total number of sites to 4,146 at quarter-end.

”Our strong operational focus continues to pay off in record-breaking results,” said Barry Rowan, Partners’ Chief Financial Officer. “We continued to execute on our proven strategy of targeting the most valuable and loyal customers in the country with a high quality product and first-rate customer service, and as a result, Partners reported its best ever top and bottom line results in the first quarter of 2005. Adjusted EBITDA, net income and free cash flow reached new highs in the quarter as we continued to benefit from the high operating leverage of our business and our capital efficiency.”

Revised 2005 Guidance
Nextel Partners’ 2005 guidance is forward-looking and is based upon management’s current beliefs as well as a number of assumptions concerning future events and as such, should be taken in the context of the risks and uncertainties outlined in the Securities and Exchange Commission filings of Nextel Partners, Inc. Nextel Partners’ current outlook for 2005 results is as follows:

•	Net subscriber additions of at least 375,000 – unchanged

•	Churn at or below 1.6% for the remaining quarters of 2005 – improved from 1.6% annual churn

•	Industry-leading ARPU in the mid- to high-$60’s – unchanged

•	Service revenue of at least $1.60 billion – up from $1.57 billion

•	Adjusted EBITDA of at least $525 million – up from $510 million

•	Net capital expenditures of approximately $185 million – unchanged

Non-GAAP Financial Measures
The information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as other financial measures that may be considered non-GAAP financial measures, including Adjusted EBITDA, free cash flow, service revenue margin, ARPU, LRS, net capital expenditures and CPGA. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. As described more fully in the notes to the attached financial tables, management believes these non-GAAP measures provide meaningful additional information about our performance and our ability to service our long-term debt and other fixed obligations and to fund our continued growth. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables. In addition, to view these and other reconciliations and information about how to access the conference call discussing Nextel Partners’ first quarter, visit the ‘Investor Relations’ tab at www.nextelpartners.com.

First Quarter 2005 Results Conference Call – Thursday, April 28, 2005
Nextel Partners will be hosting its first quarter 2005 conference call on Thursday, April 28, 2005 at 5:00 PM EDT. The call-in number is 1-888-540-9242 or 1-484-630-1056. The passcode is PARTNER. Instant replay of the call will be available until Friday, May 20, 2005 by calling 1-866-350-3604 or 1-203-369-0030. The conference call will also be available via a live webcast. To listen to the live call, please go to http://www.nextelpartners.com at least fifteen minutes early to register, download, and install any necessary software. For those who cannot listen to the live broadcast, it will be archived on the website following the call.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments, including without limitation, matters related to Nextel Partners’ growth strategies and future financial and operating results. The words “believe,” “expect,” “intend,” “estimate,” “assume” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel Partners’ actual future experience involving any one or more of such matters and subject areas. Nextel Partners has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from Nextel Partners’ current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, competitive conditions, customer acceptance of our services, access to sufficient capital to meet operating and financing needs and those additional factors that are described from time to time in Nextel Partners’ reports filed with the SEC, including Nextel Partners’ annual report on Form 10-K for the year ended December 31, 2004 and its quarterly filings on Form 10-Q. This press release speaks only as of its date, and Nextel Partners disclaims any duty to update the information herein.

2

Nextel Partners, Inc. (NASDAQ:NXTP), a FORTUNE 1000 company based in Kirkland, Wash., has exclusive rights to offer the same fully integrated, digital wireless communications services offered by Nextel Communications, Inc. (Nextel) in mid-sized and rural markets in 31 states where approximately 54 million people reside. Nextel Partners and Nextel together offer the largest guaranteed all-digital wireless network in the country serving 297 of the top 300 U.S. markets. To learn more about Nextel Partners, visit www.nextelpartners.com.

- more -

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NEXTEL PARTNERS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(in thousands, except for per share amounts)
(unaudited)

	For the Three Months Ended
	March 31,
	2005	2004 (1)
		(as restated)
REVENUES:
Service revenues (2)	$378,858	$287,262
Equipment revenues (2)	25,226	20,870

Total revenues	404,084	308,132
OPERATING EXPENSES:
Cost of service revenues	98,626	84,462
Cost of equipment revenues (2)	44,798	37,307
Selling, general and administrative	138,172	113,422

ADJUSTED EBITDA (3)	122,488	72,941
Stock based compensation	127	217
Depreciation and amortization	40,753	36,569

INCOME FROM OPERATIONS	81,608	36,155
Interest expense, net	(25,867)	(30,952)
Interest income	2,643	677
Loss on early retirement of debt	—	(1,558)

INCOME BEFORE INCOME TAX PROVISION	58,384	4,322
Income tax provision	(1,852)	(799)

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$56,532	$3,523

Net Income per share attributable to common stockholders:
Basic	$0.21	$0.01

Diluted	$0.19	$0.01

Weighted average number of shares outstanding:
Basic	267,091	262,399

Diluted	308,335	271,086

NEXTEL PARTNERS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2005	2004 (1)
		(as restated)
Cash and cash equivalents	$248,570	$147,484
Short-term investments	85,209	117,095
Accounts and notes receivable, net of allowance $17,738 and $15,874, respectively	207,793	190,954
Subscriber equipment inventory	30,210	49,595
Other current assets	33,240	31,388

Total current assets	605,022	536,516

Property, plant and equipment, net	1,058,886	1,042,718
FCC licenses, net of accumulated amortization of $8,744	375,490	375,470
Other long-term assets	20,730	20,995

Total assets	$2,060,128	$1,975,699

Current liabilities	$208,359	$205,659
Long-term debt	1,631,845	1,632,518
Other long-term liabilities	88,634	86,207

Total liabilities	1,928,838	1,924,384
Total stockholders’ equity	131,290	51,315

Total liabilities and stockholders’ equity	$2,060,128	$1,975,699

NEXTEL PARTNERS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the Three Months Ended
	March 31,
	2005	2004 (1)
		(as restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$56,532	$3,523
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	40,753	36,569
Loss on early retirement of debt	—	1,558
Other non-cash items in net income	1,603	1,213
Change in current assets and liabilities	18,326	(5,055)

Net cash from operating activities	$117,214	$37,808

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(69,107)	(31,667)
FCC licenses	(60)	(2,336)
Proceeds from sale and maturities of short-term investments, net	31,886	9,868

Net cash from investing activities	$(37,281)	$(24,135)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net cash from financing activities	$21,153	$(10,501)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	$101,086	$3,172
CASH AND CASH EQUIVALENTS, beginning of period	$147,484	$122,620

CASH AND CASH EQUIVALENTS, end of period	$248,570	$125,792

NEXTEL PARTNERS, INC. AND SUBSIDIARIES
Other Data
(unaudited)

Digital units in service as of:
March 31, 2005	1,701,800

December 31, 2004	1,602,400

September 30, 2004	1,507,500

June 30, 2004	1,414,000

March 31, 2004	1,322,000

For the Three Months Ended
March 31, 2005
(in thousands)
Net capital expenditures (excludes capitalized interest) (4)	$56,557

For the Three Months Ended
March 31, 2005
CPGA — Cost per Gross Add (5)	$471

NEXTEL PARTNERS, INC. AND SUBSIDIARIES
Supplemental Schedule
(Dollars in thousands unless noted, except ARPU, Lifetime Revenue per Subscriber and CPGA)
(unaudited)

(1) Restatement of Consolidated Financial Statements

During the course of preparing our consolidated financial statements for 2004, we determined that based on clarification from the Securities and Exchange Commission we did not comply with the requirements of SFAS No. 13, “Accounting for Leases” and FASB Technical Bulletin No. 85-3, “Accounting for Operating Leases with Scheduled Rent Increases.” Accordingly, we modified our accounting to recognize rent expense, on a straight-line basis, over the initial lease term and renewal periods that are reasonably assured. As the modifications related solely to accounting treatment, they did not affect our historical or future cash flow or the timing of payments under our relevant leases. As such, we restated our interim consolidated balance sheet as of March 31, 2004 and the interim consolidated statements of operations for the three months ended March 31, 2004. The restatement did not have any impact on our previously reported net cash flows from operating, investing and financing activities, cash position and revenues. Please refer to our Annual Report on Form 10-K for the year ended December 31, 2004 for additional information on the restatement.

(2) Impact of SEC Staff Accounting Bulletin (SAB) No. 101- Revenue Recognition and Emerging Issues Task Force (EITF) No. 00-21-Revenue Arrangements with Multiple Deliverables (EITF No. 00-21)

We adopted EITF No. 00-21, “Revenue Arrangements with Multiple Deliverables” beginning July 1, 2003 using the “prospective” method of adoption. Under EITF No. 00-21, we are no longer required to consider whether a customer is able to realize utility from the phone in the absence of the undelivered service. Given that we meet the criteria stipulated in EITF No. 00-21, we account for the sale of a phone as a unit of accounting separate from the subsequent service to the customer. Accordingly, we began recognizing revenue from phone equipment sales and the related cost of phone equipment revenues when title to the phone equipment passes to the customer beginning July 1, 2003. In accordance with EITF No. 00-21, we also report activation fees as part of equipment revenues effective July 1, 2003. Previously, in accordance with SAB No. 101, “Revenue Recognition in Financial Statements,” activation fees and handset revenues were deferred and recognized over three years, the estimated customer relationship period. Concurrently, related costs for the handsets were deferred, but only to the extent of deferred revenues, resulting in no change to income (loss) from operations. Since we adopted EITF No. 00-21 prospectively, all previously deferred activation fees, handset revenues and related costs for the handsets will continue to be amortized over their remaining customer relationship period. The following is a summary of the revenues and cost of equipment revenues (handset costs) as reported and without the effect of SAB No. 101 and EITF No. 00-21. (In December of 2003, the SEC staff issued SAB No. 104, “Revenue Recognition,” which updated SAB No. 101 to reflect the impact of the issuance of EITF No. 00-21.)

	For the Three Months Ended
	March 31,
	2005	2004 (1)
		(as restated)
Service revenues (as reported on Consolidated Statements of Operations)	$378,858	$287,262
Activation fees amortization (SAB No. 101)	(703)	(1,039)
Activation fees to equipment revenues (EITF No. 00-21)	4,633	2,181

Total service revenues without SAB No. 101 and EITF No. 00-21 effect	$382,788	$288,404

Equipment revenues (as reported on Consolidated Statements of Operations)	$25,226	$20,870
Equipment revenues amortization (SAB No. 101)	(3,844)	(5,695)
Activation fees from service revenues (EITF No. 00-21)	(4,633)	(2,181)

Total equipment revenues without SAB No. 101 and EITF No. 00-21 effect	$16,749	$12,994

Cost of equipment revenues (as reported on Consolidated Statements of Operations)	$44,798	$37,307
Equipment revenues amortization (EITF No. 00-21)	(4,546)	(6,734)

Total cost of equipment revenues without SAB No. 101 and EITF No. 00-21 effect	$40,252	$30,573

Income from operations as reported	$81,608	$36,155

Income from operations without SAB No. 101 and EITF No. 00-21 effect	$81,608	$36,155

(3) Adjusted EBITDA

The term “EBITDA” refers to a financial measure that is defined as earnings before interest, taxes, depreciation and amortization; we use the term “Adjusted EBITDA” to reflect that our financial measure also excludes cumulative effect of change in accounting principle, loss from disposal of assets, loss from early extinguishment of debt and stock-based compensation. Adjusted EBITDA is commonly used to analyze companies on the basis of leverage and liquidity. However, Adjusted EBITDA is not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA should not be construed as a substitute for operating income or as a better measure of liquidity than cash flow from operating activities, which are determined in accordance with GAAP. We have presented Adjusted EBITDA to provide additional information with respect to our ability to meet future debt service, capital expenditure and working capital requirements. The following schedule reconciles Adjusted EBITDA to net cash from operating activities reported on our Consolidated Statements of Cash Flows, which we believe is the most directly comparable GAAP measure:

	For the Three Months Ended
	March 31,
	2005	2004 (1)
		(as restated)
Net cash from operating activities (as reported on Consolidated Statements of Cash Flows)	$117,214	$37,808
Adjustments to reconcile to Adjusted EBITDA:
Cash paid interest expense, net of capitalized amount	29,117	42,774
Interest income	(2,643)	(677)
Change in working capital	(21,200)	(6,964)

Adjusted EBITDA	$122,488	$72,941

Guidance
For the Year Ending
December 31, 2005
(in millions)
Net cash from operating activities (as reported on Consolidated Statements of Cash Flows)	$413.0 or higher/lower
Adjustments to reconcile to Adjusted EBITDA:
Cash paid interest expense, net of capitalized amount	100.0 or higher/lower
Interest income	(3.0) or higher/lower
Change in working capital	15.0 or higher/lower

Adjusted EBITDA	$525.0 or higher

(4) Net Capital Expenditures

Net capital expenditures exclude capitalized interest and are offset by net proceeds from the sale and lease-back transactions of telecommunication towers and related assets to third parties accounted for as operating leases. Net capital expenditures as defined are not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies. Net capital expenditures should not be construed as a substitute for capital expenditures reported on our Consolidated Statements of Cash Flows, which is determined in accordance with GAAP. We report net capital expenditures in this manner because we believe it reflects the net cash used by us for capital expenditures and to satisfy the reporting requirements for our debt covenants. The following schedule reconciles net capital expenditures to capital expenditures reported on our Consolidated Statements of Cash Flows, which we believe is the most directly comparable GAAP measure:

For the Three
Months Ended March
31, 2005
Capital expenditures (as reported on Consolidated Statements of Cash Flows)	$69,107
Less: cash paid portion of capitalized interest	(322)
Less: cash proceeds from sale and lease-back transactions accounted for as operating leases	(405)
Change in capital expenditures accrued or unpaid	(11,823)

Net capital expenditures	$56,557

Guidance for the Year Ending
December 31, 2005
(in millions)
Capital expenditures (as reported on Consolidated Statements of Cash Flows)	$191.3 or higher/lower
Less: cash paid portion of capitalized interest	(1.3) or higher/lower
Less: cash proceeds from sale and lease-back transactions accounted for as operating leases	(10.0) or higher/lower
Change in capital expenditures accrued or unpaid	5.0 or higher/lower

Net capital expenditures	$185.0 or lower

(5) CPGA – Cost per Gross Add

CPGA is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs by our new subscribers during the period, or gross adds. CPGA, itself, is not a measurement determined under GAAP in the United States of America and may be not similar to CPGA measures of other companies; however, CPGA uses GAAP measures as the basis for calculation. We believe CPGA is a measure of the relative cost of customer acquisition. The following schedule reflects the CPGA calculation and provides a reconciliation of the cost measures used for the CPGA calculation to equipment revenues and selling, general and administrative costs, in each case as reported on our Consolidated Statements of Operations, which we believe are the most directly comparable GAAP measures to the cost measures used for the CPGA calculation:

	For the Three Months Ended
	March 31,
	2005	2004 (1)
		(as restated)
Equipment Revenues (as reported on Consolidated Statements of Operations)	$(25,226)	$(20,870)
Less: Cost of equipment revenues (as reported on Consolidated Statements of Operations)	44,798	37,307
Adjust for impact of SAB No. 101	(703)	(1,039)
Adjust for impact of EITF No. 00-21	4,633	2,181

Handset and accessory subsidy costs	$23,502	$17,579

Selling, general and administrative costs (as reported on Consolidated Statements of Operations)	$138,172	$113,422
Less: General and administrative costs	(80,924)	(64,757)

Selling and marketing costs	$57,248	$48,665

Handset and accessory subsidy costs from above	$23,502	$17,579
Plus: Selling and marketing from above	57,248	48,665

Costs used for CPGA calculation	$80,750	$66,244

Gross Adds (new subscribers during period)	171,516	147,206

Cost per Gross Add	$471	$450

Other Non-GAAP Reconciliations:

Free Cash Flow (FCF)

We define free cash flow as net cash from operating activities less net capital expenditures, payments for FCC Licenses, cash paid portion of capitalized interest, and change in current assets and liabilities from the statement of cash flows. Free cash flow is not a measurement determined under GAAP in the United States of America and may not be similar to free cash flow measures of other companies. We believe that free cash flow provides useful information to investors, analysts and our management about the amount of cash our business is generating, after interest payments and reinvestments in the business, which may be used to fund scheduled debt maturities and other financing activities, including refinancings and early retirement of debt. Free cash flow is most directly comparable to the GAAP measure of net cash from operating activities reported on our Consolidated Statements of Cash Flows. The following schedule reconciles free cash flow to net cash from operating activities:

	For the Three Months Ended
	March 31,
	2005	2004
Net cash from operating activities (as reported on Consolidated Statements of Cash Flows)	$117,214	$37,808
Aggregate adjustments to reconcile net income (loss) to net cash from operating activities (as reported on Consolidated Statements of Cash Flows)	(60,682)	(34,285)

Net income (loss) (as reported on Consolidated Statements of Operations)	$56,532	$3,523
Add: depreciation and amortization	40,753	36,569
Add: non-cash items in net income (loss)	1,603	2,771
Less: net capital expenditures (See Note 4 above)	(56,557)	(26,039)
Less: cash paid portion of capitalized interest (See Note 4 above)	(322)	(209)
Less: FCC licenses	(60)	(2,336)

Free cash flow (negative)	$41,949	$14,279

Service Revenue Margin

The measure “service revenue margin” is a non-GAAP measure that is determined by dividing “Adjusted EBITDA” by service revenue (as reported on our Consolidated Statements of Operations). Service revenue margin, as defined, is not a measure determined under GAAP in the United States of America and may not be comparable to similarly titled measures reported by other companies. We believe that service revenue margin is a useful indicator of our ability to fund future spending requirements, such as capital expenditures and other investments, and our ability to incur and service debt. The following schedule reflects the service revenue margin calculation and incorporates the Adjusted EBITDA reconciliation set forth above:

For the Three
Months Ended March
31, 2005
Adjusted EBITDA (see Note 3 above)	$122,488
Divided by: service revenues (as reported on Consolidated Statements of Operations)	378,858
Service revenue margin	32%

ARPU – Average Revenue per Unit

     ARPU is an industry term that measures total service revenues per month from our subscribers divided by the average number of subscribers in commercial service during the period. ARPU, itself, is not a measurement determined under GAAP in the United States of America and may not be similar to ARPU measures of other companies; however, ARPU uses GAAP measures as the basis for calculation. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offering and our performance in attracting high value customers. The following schedule reflects the ARPU calculation and provides a reconciliation of service revenues used for the ARPU calculation to service revenues reported on our Consolidated Statements of Operations, which we believe is the most directly comparable GAAP measure to the service revenues measure used for the ARPU calculation:

ARPU (without roaming revenues)

	For the Three Months Ended
	March 31,	March 31,	December 31,
	2005	2004	2004
Service revenues (as reported on Consolidated Statements of Operations)	$378,858	$287,262	$354,706
Activation fees deferred (recognized) for SAB No. 101	(703)	(1,039)	(811)
Add: activation fees reclassified for EITF No. 00-21	4,633	2,181	3,120
Less: roaming revenues and other non-service revenues	(48,476)	(33,964)	(48,029)
Service revenues for ARPU	$334,312	$254,440	$308,986

Average units (subscribers)	1,669	1,271	1,546

ARPU	$67	$67	$67

Guidance
For the Year Ending
December 31, 2005
(in millions)
Service revenues (as reported on Consolidated Statements of Operations)	$1,600.0 or higher
Less: roaming revenues and other non-service revenues	(205.0) or higher

Service revenues for ARPU	$1,395.0 or higher

Average units (subscribers)	1.787 or higher

ARPU	$65 or higher

ARPU (including roaming revenues)

	For the Three Months Ended
	March 31,
	2005	2004
Service revenues (as reported on Consolidated Statements of Operations)	$378,858	$287,262
Activation fees deferred (recognized) for SAB No. 101	(703)	(1,039)
Add: activation fees reclassified for EITF No. 00-21	4,633	2,181
Less: other non-service revenues	(3,652)	(177)

Service plus roaming revenues for ARPU	$379,136	$288,227

Average units (subscribers)	1,669	1,271

ARPU, including roaming revenues	$76	$76

LRS – Lifetime revenue per subscriber

LRS is an industry term calculated by dividing ARPU (see above) by the subscriber churn rate. The subscriber churn rate is an indicator of subscriber retention and represents the monthly percentage of the subscriber base that disconnects from service. Subscriber churn is calculated by dividing the number of handsets disconnected from commercial service during the period by the average number of handsets in commercial service during the period. LRS, itself, is not a measurement determined under GAAP in the United States of America and may not be similar to LRS measures of other companies; however, LRS uses GAAP measures as the basis for calculation. We believe that LRS is an indicator of the expected lifetime revenue of our average subscriber, assuming that churn and ARPU remain constant as indicated. We also believe that this measure, like ARPU, provides useful information concerning the appeal of our rate plans and service offering and our performance in attracting and retaining high value customers. The following schedule reflects the LRS calculation:

	For the Three	For the Three
	Months Ended March	Months Ended March
	31, 2005	31, 2004
ARPU (without roaming revenues)	$67	$67
Divided by: Churn	1.4%	1.5%

Lifetime revenue per subscriber (LRS)	$4,786	$4,467